UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2008

MEXORO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Resignation of Director

On April 7, 2008, Robert Knight resigned from his position as a director of Mexoro Minerals, Ltd. (the “Company”), a Colorado corporation.  Mr. Knights’ resignation was not due to a disagreement with the Company.  Mr. Knight remains as President of the Company.

Appointment of Director

On April 7, 2008, the Company’s directors, Mario Ayub and Barry Quiroz, appointed Steven A. Sanders as a director of the Company to fill the vacancy created by Robert Knight’s resignation from the Board of Directors.

The Company does not have an employment agreement with the newly appointed director.

The following table sets forth the names of the officers and directors of the Company after the new appointments.

NAME	POSITION
Robert Knight	President

Steven A. Sanders	Director

Mario Ayub	Director, COO

Barry Quiroz	Director

Mr. Sanders has served as a Director and Secretary of both Genesis Gold Corporation and Manas Petroleum Corporation since 2005.  In 2007 he was appointed as a director of Helijet International Inc.  and  also serves as a director of Op-Tech Environmental Services, Inc., a position he has held since 1991.  Since 2004, he has been of counsel to the New York law firm Rubin, Bailin, Ortoli LLP.  From 2001 to 2003 he was counsel to the law firm of Spitzer Feldman PC.  MR. Sanders served as a partner in the law firm of Beckman, Millman Sanders LLP from 1997 to 2000.  Mr. Sanders is a Director of the Roundabout Theatre (the largest not-for-profit theatre in North America), Town Hall, New York City and the New York Theatre Ballet.

On April 7, 2008 Steven Sanders was granted 150,000 non-statutory stock options pursuant to our 2008 Stock Option Plan at an exercise price of $0.52.  The options granted to Mr. Sanders vest in six installments, with the first installment of 25,000 shares vesting at the date of grant, the second installment of 25,000 shares vesting October 7, 2008, the third installment of 25,000 shares vesting April 7, 2009, the fourth installment of 25,000 shares vesting October 7, 2009 the fifth installment of 25,000 shares vesting April 7, 2010 and the last installment of 25,000 shares vesting October 7, 2010.

Non-Qualified Stock Option Plan.

On April 7, 2008, the Company’s board of directors adopted a 2008 Non-Qualified Stock Option Plan (the “2008 Stock Option Plan”).  Under the 2008 Stock Option Plan, options to acquire common shares and issuance of common shares underlying options may be made to directors, officers, consultants and employees of the Company.  A total of 6,000,000 common shares may be issued under the 2008 Stock Option Plan.  Subsequent to the adoption of the 2008 Stock Option Plan, all of the options were granted and vest, pursuant to the terms of the 2008 Stock Option Plan in six equal installments, with the first installment vesting at the date of grant, the second installment vesting October 7, 2008, the third installment vesting April 7, 2009, the fourth installment vesting October 7, 2009, the fifth installment vesting April 7, 2010 and the last installment vesting October 7, 2010.

Item 9.01

Financial Statements and Exhibits

10.8

2008 Equity Compensation Plan and Schedules A, B and C

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By:  __/s/ Robert Knight___

Robert Knight, President

April 7, 2008